                                                              EXHIBIT (M)(8)(II)

               SECOND AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
                      BETWEEN CITISTREET LLC AND GMO TRUST

     THIS AMENDMENT, dated as of the fifteen day of October, 2002, by and between Citistreet LLC ("Citistreet") and GMO Trust, on behalf of each fund listed on Attachment A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

     WHEREAS, GMO Trust has entered into a Shareholder Services Agreement with CitiStreet, dated as of October 31, 2001, (the "Agreement") which is incorporated herein by this refernece; and

     WHEREAS, Section 18 of said Agreement provides that the Agreement may only be amended by written instrument signed by both parties.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

     ATTACHMENT A SHALL BE REPLACED IN ITS ENTIRETY BY THE NEW ATTACHMENT A, AS AFFIXED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

     Except as provided herein, the terms and conditions contained in this Agreement, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

CITISTREET LLC                          GMO TRUST, on behalf of each fund on
                                        Attachment A, severally and not jointly


By: /S/ Nicholas Katsikis               By: /S/ Elaine M. Hartnett
    ---------------------------------       ------------------------------------
Name: Nicholas Katsikis                 Name: Elaine M. Hartnett
Title: Chief Financial Officer          Title: Vice President

                                  ATTACHMENT A

                       FUNDS AVAILABLE AND APPLICABLE FEE

Type of Fee:                   [ ] Fee payable under 12b-1 Plan

                               [ ] Fee payable from management fee

NAME OF FUND                   APPLICABLE FEE
------------                   --------------
GMO Foreign Fund - Class III   In consideration of the services provided by
                               Citistreet under this Agreement, no compensation
                               shall be paid.

GMO US Core Fund - Class III   In consideration of the services provided by
                               Citistreet under this Agreement, no compensation
                               shall be paid.